                                                                       EXHIBIT 9

                             STOCKHOLDERS AGREEMENT



                                  by and among



                     BLACKSTONE CAPITAL COMPANY II, L.L.C.,

                      HEARTLAND INDUSTRIAL PARTNERS, L.P.,

                        WASSERSTEIN/C&A HOLDINGS, L.L.C.,

                                       and

                          COLLINS & AIKMAN CORPORATION






                         ------------------------------

                            Dated: February 23, 2001

                         ------------------------------

                                Table of Contents

                                                                                             Page #

ARTICLE I DEFINITIONS; TERMINATION..............................................................2
         1.1        Definitions.................................................................2
         1.2        Termination.................................................................7

ARTICLE II TRANSFER.............................................................................8
         2.1        Limitation on Transfer......................................................8
         2.2        Permitted Transfers.........................................................8
         2.3        Permitted Transfer Procedures...............................................8
         2.4        Transfers in Compliance with Law; Substitution of Transferee................8

ARTICLE III RIGHT OF FIRST REFUSAL; TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS;
            AFFILIATE TRANSACTIONS; ENCUMBRANCE.................................................9
         3.1        Proposed Voluntary Transfers................................................9
         3.2        Involuntary Transfers......................................................14
         3.3        Certain Transactions.......................................................15
         3.4        Prohibition on Encumbrance.................................................18

ARTICLE IV [Intentionally Omitted.]............................................................18

ARTICLE V AFTER-ACQUIRED SECURITIES; AGREEMENT TO BE BOUND.....................................18
         5.1        After-Acquired Securities..................................................18
         5.2        Beneficial Ownership.......................................................18

ARTICLE VI CORPORATE GOVERNANCE................................................................18
         6.1        General....................................................................18
         6.2        Stockholder Actions........................................................19
         6.3        Election of Directors; Number and Composition..............................19
         6.4        Removal and Replacement of Director........................................20
         6.5        Reimbursement of Expenses; D&O Insurance...................................21
         6.6        Quorum.....................................................................21
         6.7        Observer Rights............................................................21

ARTICLE VII COVENANTS..........................................................................21
         7.1        Financial Statements and Other Information.................................21
         7.2        Inspection.................................................................22

ARTICLE VIII STOCK CERTIFICATE LEGEND..........................................................22

ARTICLE IX MISCELLANEOUS.......................................................................23
         9.1        Notices....................................................................23
         9.2        Successors and Assigns; Third Party Beneficiaries..........................25
         9.3        Amendment and Waiver.......................................................25
         9.4        Counterparts...............................................................25

                                                                                             Page #

         9.5        Specific Performance.......................................................25
         9.6        Headings...................................................................25
         9.7        Governing Law..............................................................25
         9.8        Severability...............................................................26
         9.9        Rules of Construction......................................................26
         9.10       Entire Agreement...........................................................26
         9.11       Further Assurances.........................................................26


EXHIBITS

A        Form of Transfer Agreement

                             STOCKHOLDERS AGREEMENT


                  STOCKHOLDERS AGREEMENT dated February 23, 2001, by and among Collins & Aikman Corporation, a Delaware corporation (the "COMPANY"), Heartland Industrial Partners, L.P. ("HEARTLAND") and the other investor stockholders listed on Schedule 1 hereto (together with Heartland, the "INVESTORS"), and Blackstone Capital Company II, L.L.C. ("BLACKSTONE CAPITAL II"), Blackstone Family Investment Partnership I L.P. ("BLACKSTONE FAMILY"), Blackstone Advisory Directors Partnership L.P. ("BLACKSTONE ADVISORY") and Blackstone Capital Partners, L.P. ("BLACKSTONE CAPITAL") (together with Blackstone Capital II, Blackstone Family and Blackstone Advisory, "BLACKSTONE") and Wasserstein/C&A Holdings, L.L.C. ("WASSERSTEIN," together with Blackstone, the "ORIGINAL STOCKHOLDERS").

                  WHEREAS, pursuant to the Stock Purchase Agreement, dated January 12, 2001, (the "COMPANY STOCK PURCHASE AGREEMENT"), by and among the Company and Heartland, the Company has agreed to issue and sell to the Investors
(x) an aggregate of 1,000,000 shares of Non-Voting Convertible Preferred Stock, par value $0.01 per share (the "CONVERTIBLE PREFERRED SHARES"), which are convertible into 16,510,000 shares of Common Stock, par value $0.01 per share, of the Company (the "COMMON STOCK") and (y) 8,490,000 shares (the "TREASURY SHARES") of Common Stock.

                  WHEREAS, pursuant to the Stock Purchase Agreement, dated January 12, 2001, (the "ORIGINAL STOCKHOLDERS STOCK PURCHASE AGREEMENT," and, together with the Company Stock Purchase Agreement, the "STOCK PURCHASE AGREEMENTS"), by and among the Original Stockholders and Heartland, the Original Stockholders have agreed to sell to the Investors an aggregate of 27,000,000 shares of Common Stock;

                  WHEREAS, the Company, Collins & Aikman Products Co. ("C&A PRODUCTS"), Blackstone Capital and Wasserstein Perella Partners, L.P. entered into an Amended and Restated Stockholders Agreement dated as of June 29, 1994 (the "ORIGINAL STOCKHOLDERS AGREEMENT");

                  WHEREAS, the parties hereto wish to restrict the transfer of the Shares (as hereinafter defined) and to provide for, among other things, first offer, tag-along and preemptive rights, corporate governance rights and obligations and certain other rights under certain conditions;

                  WHEREAS, in order to induce each of the Investors to purchase its shares of Common Stock and the Original Stockholders to enter into this agreement, the Company has agreed to grant registration rights with respect to the Common Stock owned by the Investors and the Original Stockholders in a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT"); and

                  WHEREAS, the Company, C&A Products, Blackstone Capital and Wasserstein Perella Partners, L.P. wish to terminate the Original Stockholders Agreement and the Original Stockholders wish to enter into a new stockholders agreement with the Investors.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                            DEFINITIONS; TERMINATION.
                            ------------------------

                  1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "AFFILIATE" shall mean, when used with respect to any Person, any other person which directly or indirectly beneficially owns or controls 25% or more of the total voting power of shares of capital stock of such Person having the right to vote for directors under ordinary circumstances, any Person controlling, controlled by or under common control with any such Person (within the meaning of Rule 405 of the Securities Act), and any director or executive officer of any such person. Affiliate shall in any event include, when used with respect to Wasserstein, Wasserstein Perella Co., Inc., Wasserstein Perella Group, Inc. and Wasserstein Perella Management Partners, Inc. and, when used with respect to Blackstone, The Blackstone Group L.P. and Blackstone Group Holdings L.P. and the successors of any of the above.

                  "AGREEMENT" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "BIG FIVE ACCOUNTING FIRM" means Arthur Andersen, Deloitte & Touche LLP, Ernst & Young LLP, KPMG Peat Marwick, LLP or PricewaterhouseCoopers, and any of their successors.

                  "BLACKSTONE" has the meaning set forth in the preamble to this Agreement.

                  "BLACKSTONE DIRECTOR" has the meaning set forth in Section
6.3.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

                  "CHARTER DOCUMENTS" means the Restated Certificate of Incorporation and the By-laws of the Company each as in effect on the date hereof.

                  "COMMISSION" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "COMMON STOCK" has the meaning set forth in the recitals to this Agreement and any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

                  "COMMON STOCK EQUIVALENTS" means any security or obligation which is by its terms convertible, exchangeable or exercisable into or for shares of Common Stock, including any option, warrant or other subscription or purchase right with respect to Common Stock and the Convertible Preferred Stock.

                  "COMPANY" has the meaning set forth in the preamble to this Agreement.

                  "COMPANY OPTION" has the meaning set forth in Section 3.1(c).

                  "COMPANY OPTION PERIOD" has the meaning set forth in Section 3.1(c).

                  "CONTRACT DATE" has the meaning set forth in Section 3.1(e).

                  "CONVERTIBLE PREFERRED STOCK" has the meaning set forth in the preamble to this Agreement.

                  "DISINTERESTED MEMBERS" has the meaning set forth in Section 3.3(a).

                  "DRAG-ALONG NOTICE" has the meaning set forth in Section
3.1(g).

                  "DRAG-ALONG RIGHTHOLDERS" has the meaning set forth in Section 3.1(g).

                  "DRAG-ALONG SELLERS" has the meaning set forth in Section 3.1(g).

                  "EXCESS OFFERED SECURITIES" has the meaning set forth in
Section 3.1(b).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "EXEMPT ISSUANCES" has the meaning set forth in Section
3.3(d).

                  "EXEMPT TRANSFER" has the meaning set forth in Section 2.1.

                  "FAIR VALUE" has the meaning set forth in Section 3.2(b).

                  "GAAP" means United States generally accepted accounting principles in effect from time to time.

                  "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "HEARTLAND" has the meaning set forth in the preamble.

                  "HEARTLAND ENTITIES" means Heartland Industrial Partners, L.P., Heartland Industrial Partners (FF), L.P., Heartland Industrial Partners
(E1), L.P., Heartland Industrial Partners (K1), L.P., Heartland Industrial Partners (C1), L.P. and Permitted Transferees under clause (ii)(a) or (b) of the definition of Permitted Transferees of any of the foregoing.

                  "INSTITUTIONAL STOCKHOLDER means any Stockholder that is not a natural person (other than Sponsor).

                  "INVESTOR DIRECTORS" has the meaning set forth in Section 6.3.

                  "INVESTOR SELLING STOCKHOLDER" has the meaning set forth in
Section 3.1(f).

                  "INVESTOR STOCKHOLDERS" means each Investor and any Permitted Transferee thereof to whom Shares are transferred in accordance with Section 2.2 of this Agreement, and the term "Investor Stockholder" shall mean any such person.

                  "INVESTORS" has the meaning set forth in the preamble to this Agreement.

                  "INVOLUNTARY TRANSFER" means any transfer, proceeding or action by or in which a Stockholder shall be deprived or divested of any right, title or interest in or to any of the Shares, including, without limitation, (i) any seizure under levy of attachment or execution, (ii) any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the United States Bankruptcy Code of 1978, or any modifications or revisions thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, (iii) any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property and (iv) any transfer pursuant to a divorce or separation agreement or a final decree of a court in a divorce action.

                  "INVOLUNTARY TRANSFEREE" has the meaning set forth in Section 3.2(a).

                  "IT RIGHTHOLDER" has the meaning set forth in Section 3.2(a).

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

                  "MAJOR STOCKHOLDERS" means the Original Stockholders and any Permitted Transferee or Partner Transferee thereof to whom Shares are transferred in accordance with Section 2.2 of this Agreement, and the term "Major Stockholder" shall mean any such Person.

                  "NEW ISSUANCE NOTICE" has the meaning set forth in Section 3.3(d).

                  "NEW SECURITIES" has the meaning set forth in Section 3.3.(d).

                  "OFFER PRICE" has the meaning set forth in Section 3.1(a).

                  "OFFERED SECURITIES" has the meaning set forth in Section 3.1(a).

                  "OFFERING NOTICE" has the meaning set forth in Section 3.1(a).

                  "OFFERING STOCKHOLDERS" has the meaning set forth in the preamble.

                  "ORIGINAL STOCKHOLDERS" has the meaning set forth in the preamble.

                  "PARTNER TRANSFEREE" has the meaning set forth in Section 2.2.

                  "PARTNER TRANSFEROR" has the meaning set forth in Section 2.2.

                  "PERMITTED TRANSFEREE" means:

                  (i) with respect to any Stockholder who is a natural person,
(1) the spouse (or another individual designated in writing by a Stockholder who has no spouse), parent or any lineal descendant (including by adoption and stepchildren) of such Stockholder, (2) any trust of which such Stockholder is the trustee and which is established solely for the benefit of any of the foregoing individuals, (3) any charitable foundation selected by such Stockholder, or (4) any partnership, all of the general partner(s) and limited partner(s) (if any) of which are one or more Persons identified in this clause
(i), PROVIDED that, in the case of clause (1), (2), (3) or (4), such Person executes a Transfer Agreement;

                  (ii) with respect to Sponsor, (a) any Person which is an Affiliate of Sponsor on the date hereof, (b) any controlled Affiliate of Sponsor, (c) any investor in Sponsor in connection with a pro rata distribution of shares of Common Stock to all investors in Sponsor at the time of the expiration or termination of the fund or any Affiliate of such investor, or
(d)(1) any Person to whom Sponsor transfers any of its Shares within a year of the date hereof; or (2) any partner or member of any investment fund of Sponsor to whom the Sponsor transfers any of its Shares after the first anniversary hereof for a price of $5.00 or less per Share (equitably adjusted for stock splits, stock combinations and similar events) plus an amount payable to reflect any retention by Sponsor or its Affiliates of liability to make payments under the Profit Participation Agreement; PROVIDED that, in the case of clauses (d)(1) and (d)(2), immediately after such transfer, the Sponsor will own at least 50% of the Shares owned by the Sponsor on the date hereof after giving effect to the transactions contemplated by the Stock Purchase Agreements; PROVIDED that, in the case of clause (a), (b), (c) or (d) any such transferee executes a Transfer Agreement;

                  (iii) with respect to any Institutional Stockholder, (a) any Affiliate of such Institutional Stockholder, (b) any investor of such Institutional Stockholder that is an investment fund in connection with a pro rata distribution of shares of Common Stock to all investors (a "STOCKHOLDER INVESTOR" or collectively "STOCKHOLDER INVESTORS") in such

Institutional Stockholder at the time of the expiration or termination of the fund, or (c) any Person acquiring all or substantially all of the investment portfolio of such Institutional Stockholder PROVIDED, that, in the case of clause (a), (b) or (c), all such investors execute a Transfer Agreement; and

                  (iv) with respect to any Stockholder, any institutional lender to which such Stockholder pledges or grants a security interest in shares of Common Stock in a bona fide transaction effected in good faith PROVIDED that (a) such pledgee executes a Transfer Agreement and (b) prior to any subsequent foreclosure or sale of such shares or any transfer resulting from such foreclosure is effected, the provisions of Article III must be satisfied.

                  "PERSON" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "PROFIT PARTICIPATION AGREEMENT" means the Profit Participation Interest Agreement, dated the date hereof, any Heartland, Blackstone, Wasserstein and the Company.

                  "PROPORTIONATE PERCENTAGE" has the meaning set forth in
Section 3.3(d).

                  "PROPOSED PRICE" has the meaning set forth in Section 3.3(d).

                  "QUALIFIED INVESTOR" means an Investor designated by Heartland who (x), together with its Affiliates, at or prior to any date of determination, has made an aggregate cash investment in Common Stock of the Company equal to at least $25.0 million (based upon the original cost of such investment) or (y) owns, together with its Direct Permitted Transferees, at least 10% or more of the outstanding shares of Common Stock of the Company at the date of determination.

                  "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in the preamble.

                  "RIGHTHOLDER(S)" has the meaning set forth in Section 3.1(b).

                  "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "SELLING STOCKHOLDER" has the meaning set forth in Section 3.1(a).

                  "SHARES" means, with respect to each Stockholder, all shares, whether now owned or hereafter acquired, of Common Stock of the Company and the Convertible Preferred Shares (with the amount thereof calculated on an as-converted basis, if applicable) and any other Common Stock Equivalents owned thereby; PROVIDED, HOWEVER, for the purposes of any computation of the number of Shares pursuant to

Sections 2, 3, 7 and 10.3, all outstanding Common Stock Equivalents shall be deemed converted, exercised or exchanged as applicable and the shares of Common Stock issuable upon such conversion, exercise or exchange shall be deemed outstanding, whether or not such conversion, exercise or exchange has actually been effected.

                  "SPONSOR" means collectively the Heartland Entities or Heartland Industrial Partners, L.P. acting on behalf of the other Heartland Entities.

                  "STOCK ISSUANCE RIGHTHOLDER" has the meaning set forth in
Section 3.3(d).

                  "STOCK PURCHASE AGREEMENTS" has the meaning set forth in the recitals to this Agreement.

                  "STOCKHOLDERS" means the Investor Stockholders, the Major Stockholders and any transferee thereof who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 2.4.

                  "STOCKHOLDERS MEETING" has the meaning set forth in Section
6.1.

                  "STOCKHOLDER OPTION PERIOD" has the meaning set forth in
Section 3.1(b).

                  "TAG-ALONG RIGHTHOLDER" has the meaning set forth in Section 3.1(f).

                  "THIRD PARTY PURCHASER" has the meaning set forth in Section 3.1(a).

                  "TRANSFER" has the meaning set forth in Section 2.1.

                  "TRANSFERRED SHARES" has the meaning set forth in Section 3.2(a).

                  "WASSERSTEIN" has the meaning set forth in the preamble.

                  "WASSERSTEIN DIRECTOR" has the meaning set forth in Section
6.3.

                  "WRITTEN CONSENT" has the meaning set forth in Section 6.1.

                  1.2 TERMINATION. The Company, C&A Products, Blackstone Capital Partners, L.P. and Wasserstein Perella Partners, L.P. hereby terminate the Original Stockholders Agreement and all the rights and obligations of each of the parties thereto. Blackstone Capital Partners, L.P. and Wasserstein Perella Partners, L.P. hereby terminate the Voting Agreement, dated June 29, 1994, between them and each hereby represents that the existing monitoring agreements between their respective Affiliates and the Company have been terminated as of the date hereof and that it and its Affiliates are not party to any other agreement with the Company or any of its subsidiaries other than this Agreement, the Original Stockholders Purchase Agreement, the Profit Participation Agreement, and the Registration Rights Agreement.

                                   ARTICLE II

                                    TRANSFER.
                                    --------

                  2.1 LIMITATION ON TRANSFER. No Stockholder shall directly or indirectly sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, subject to a Lien or otherwise dispose of (whether by operation of law or otherwise) (each a "TRANSFER") any Shares or any right, title or interest therein or thereto, except (1) pursuant to (a) Sections 2.2, 2.3, 2.4, 3.1, 3.2 or 3.4 of this Agreement, (b) market sales in compliance with Rule 144 under the Securities Act, (c) a registration statement filed under the Securities Act or
(d) a transaction in which all stockholders of the Company have a right to transfer their shares on a pro rata basis and (2) otherwise in compliance with this Agreement. Transfers referred to in clauses (1)(b), (c) and (d) are "Exempt Transfers." Any attempt to transfer any Shares or any rights thereunder in violation of the preceding sentence shall be null and void AB INITIO.

                  2.2 PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in this Agreement, but subject to Sections 2.3 and 2.4, at any time, (a) each Stockholder may transfer all or a portion of its Shares to any of its Permitted Transferees, and (b) each Major Stockholder (each in such capacity, a "PARTNER TRANSFEROR") may Transfer any Common Stock held by it, in whole or in part, to its or its successor's members, limited partners or general partners (a "PARTNER TRANSFEREE").

                  2.3 PERMITTED TRANSFER PROCEDURES. If any Stockholder wishes to transfer Shares to a Permitted Transferee or Partner Transferee under Section 2.2, such Stockholder shall give notice to the Company of its intention to make such a transfer not less than five (5) days prior to effecting such transfer, which notice shall state the name and address of each Permitted Transferee or Partner Transferee to whom such transfer is proposed, the relationship of such Permitted Transferee or Partner Transferee to such Stockholder, and the number of Shares proposed to be transferred to such Permitted Transferee or Partner Transferee.

                  2.4 TRANSFERS IN COMPLIANCE WITH LAW; SUBSTITUTION OF TRANSFEREE.

                           (a)      Notwithstanding any other provision of this
Agreement, no transfer may be made pursuant to this Section 2 or Section 3 (except in an Exempt Transfer in the case of the following clauses (a) and (b)) unless (a) if (1) to a Permitted Transferee or Partner Transferee or (2) in a transfer by any person other than a Major Stockholder, the transferee executes, prior to such transfer, a Transfer Agreement substantially in the form attached hereto as EXHIBIT A, which shall cause such transferee to be bound by the obligations of this Agreement, (b) the transfer complies in all respects with the applicable provisions of this Agreement and (c) the transfer complies in all respects with applicable federal and state securities laws, including, without limitation, the Securities Act. If requested by the Company, an opinion of counsel to such transferring Stockholder shall be supplied to the Company, at such transferring Stockholder's expense, to the effect that such transfer complies with the applicable federal and state securities laws. Upon becoming a party to this Agreement, (i) the

Permitted Transferee or Partner Transferee of a Major Stockholder shall be substituted for and deemed to be, and shall enjoy the same rights and be subject to the same obligations as, the transferring Major Stockholder hereunder with respect to the Shares transferred to such Permitted Transferee or Partner Transferee, subject to the limitations of any voting proxy granted pursuant to
Section 2.4(b) and (ii) the transferee shall be substituted for and deemed to be, and shall enjoy the same rights and be subject to the same obligations as, an Investor Stockholder hereunder with respect to the Shares transferred to such transferee, subject to the limitation of any voting proxy granted pursuant to
Section 2.4(b).

                           (b)      Each Partner Transferee shall execute prior
to a transfer by a Partner Transferor an irrevocable proxy granting to Blackstone or Wasserstein or their respective Affiliates all voting rights with respect to the Common Stock so transferred.

                                   ARTICLE III

          RIGHT OF FIRST REFUSAL; TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS;
          ------------------------------------------------------------
                      AFFILIATE TRANSACTIONS; ENCUMBRANCE.
                      -----------------------------------

                  3.1      PROPOSED VOLUNTARY TRANSFERS.

                           (a)      OFFERING NOTICE.  Subject to Sections 2.2,
2.3, 2.4 and 3.1(h), if any Stockholder other than a Heartland Entity (a "SELLING STOCKHOLDER") wishes to transfer all or any portion of its Shares to any Person (other than to its Permitted Transferee or in the case of a Major Stockholder, to its Partner Transferee) (a "THIRD PARTY PURCHASER") and such Selling Stockholder wants to make any offer or has received a bona fide offer to purchase such Shares from a Third Party Purchaser, such Selling Stockholder shall then offer to sell such Shares by sending written notice (an "OFFERING NOTICE") to each Investor Stockholder and the Company, which shall state (i) the number of Shares proposed to be transferred (the "OFFERED SECURITIES"); (ii) the proposed purchase price per Share proposed by the Selling Stockholder or offered by the Third Party Purchaser for the Offered Securities (the "OFFER PRICE"); and
(iii) the terms and conditions of such sale. Upon delivery of the Offering Notice, such offer shall be irrevocable unless and until the rights of first refusal provided for herein shall have been waived or shall have expired.

                           (b)      STOCKHOLDER OPTION; EXERCISE.

                                    (i)     For a period of ten (10) Business
          Days after the giving of the Offering Notice pursuant to Section 3.1(a) (the "STOCKHOLDER OPTION PERIOD"), each of the Investor Stockholders (for the purpose of Section 3.1, each, a "RIGHTHOLDER" and collectively, the "RIGHTHOLDERS") shall have the right to purchase the Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice. Each Rightholder shall have the right to purchase that percentage of the Offered Securities determined by dividing (A) the total number of Shares then owned by such Rightholder by (B) the total number of Shares then owned by all such

          Rightholders. If the consideration consists wholly or in material part of consideration other than cash or marketable securities and the Rightholder or the Company would be willing to exercise its rights hereunder based upon the value ascribed to such consideration by the Selling Stockholders, the Company, Heartland or any Selling Stockholder may require that a determination of Fair Value be made in the same manner as would apply to a determination of Fair Value under
          Section 3.2(b) (with Heartland substituted for IT Rightholders and the Selling Stockholders requesting such an appraisal substituted for the Involuntary Transferee), and in such event, all time periods under this Section 3.1(a) through 3.1(e) shall be tolled pending the determination of Fair Value. If any Rightholder does not fully subscribe for the number or amount of Offered Securities it or he is entitled to purchase, then each other fully participating Rightholder shall have the right to purchase that percentage of the Offered Securities not so subscribed for (for the purposes of this Section 3.1(b), the "EXCESS OFFERED SECURITIES") determined by dividing (x) the total number of Shares then owned by such fully participating Rightholder by (y) the total number of Shares then owned by all fully participating Rightholders. The calculation described in the preceding sentence shall be made in successive proration calculations until there are no remaining Excess Offered Securities or there is no remaining Rightholder who indicated a willingness in the notice referred to in Section 3.1(b)(ii) to subscribe for additional shares.

                                    (ii)    The right of each Rightholder to
          purchase the Offered Securities under subsection (i) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Stockholder Option Period, to the Selling Stockholder with a copy to the Company. Each such notice shall state (a) the number of Shares held by such Rightholder, (b) the number of Shares that such Rightholder is willing to purchase pursuant to this Section 3.1(b), including the number of Excess Offered Shares, if any, such Rightholder shall wish to purchase. The giving of such notice shall constitute a binding obligation to purchase the number of Shares elected in accordance with Section 3.1(d). The failure of a Rightholder to respond within the Stockholder Option Period to the Selling Stockholder shall be deemed to be a waiver of such Rightholder's rights under subsection (i) above, PROVIDED that each Rightholder may waive its rights under subsection (i) above prior to the expiration of the Stockholder Option Period by giving written notice to the Selling Stockholder, with a copy to the Company.

                           (c)      COMPANY OPTION; EXERCISE.  If the
Rightholders do not elect to purchase all of the Offered Securities, then on the Business Day next following the earlier to occur of (A) the expiration of the Stockholder Option Period and (B) the date upon which the Company shall have received written notice from each of the Rightholders of its exercise of its right pursuant to Section 3.1(b) or its waiver thereof (the "COMPANY OPTION PERIOD"), the Company shall have the right (the "COMPANY OPTION") but not the obligation to purchase any remaining Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice. The right of the Company to purchase any of the Offered Securities under this Section 3.1(c) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Company Option Period, to the Selling Stockholder. The failure of the Company to respond within the Company Option Period to the Selling Stockholder shall be deemed to be a waiver of the Company Option, PROVIDED that the Company may waive its rights under this
Section 3.1(c) prior to the expiration of the Company Option Period by giving written notice to the Selling Stockholder. If the Company and/or the Rightholders do not purchase all of the Offered Securities pursuant to Section 3.1(b) and/or Section 3.1(c), then the Selling Stockholder may, subject to
Section 3.1(f), sell the remaining Offered Securities to a Third Party Purchaser in accordance with Section 3.1(e).

                           (d)      CLOSING.  The closing of the purchases of
Offered Securities subscribed for by the Rightholders under Section 3.1(b) and/or the Company under Section 3.1(c) shall be held at the executive office of the Company at 11:00 a.m., local time, on the fifteenth Business Day after the giving of the Offering Notice pursuant to Section 3.1(a) or at such other time and place as the parties to the transaction may agree. At such closing, the Selling Stockholder shall deliver certificates representing the Offered Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Selling Stockholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Offered Securities. The Company and/or each Rightholder, as the case may be, purchasing Offered Securities shall deliver at the closing payment in full for the Offered Securities purchased by it or him. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                           (e)      SALE TO A THIRD PARTY PURCHASER.  Unless the
Company and/or the Rightholders elect to purchase all the Offered Securities under Sections 3.1(b) and 3.1(c), the Selling Stockholder may, subject to
Section 3.1(f), sell any remaining Offered Securities to a Third Party Purchaser at a price not less than the price set forth in the Offering Notice and otherwise on terms and conditions not materially more favorable to the Third Party Purchaser than those set forth in the Offering Notice; PROVIDED, HOWEVER, that such sale is bona fide and made pursuant to a contract within thirty (30) days after the earlier to occur of (i) the exercise or waiver by the Company and all of the Rightholders of their options to purchase the Offered Securities and
(ii) the expiration of the Company Option Period (the "CONTRACT DATE"); and PROVIDED FURTHER, that such sale shall not be consummated unless and until (x) such Third Party Purchaser shall represent in writing to the Company and each Rightholder that it is aware of the rights of the Company and the Stockholders contained in this Agreement and (y) prior to the purchase by such Third Party Purchaser of any of such Offered Securities such Third Party Purchaser shall become a party to this Agreement and shall agree to be bound by the terms and conditions hereof in accordance with Section 2.4. If such sale is not consummated within thirty (30) days after the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter by the Selling Stockholder without again offering the same to the Company and the Rightholders in accordance with this
Section 3.1.

                           (f)      TAG-ALONG RIGHTS.

                                    (i)     If an Investor (an "INVESTOR SELLING
          STOCKHOLDER") wishes to transfer Shares to a Third Party Purchaser, the Company or any of its subsidiaries other than in an Exempt Transfer, then each other Stockholder (each, a "TAG-ALONG RIGHTHOLDER") shall have the right to sell to such Third Party Purchaser, the Company, or any of its subsidiaries, upon the terms set forth in the Offering Notice, that number of Shares held by such Tag-Along Rightholder equal to that percentage of the Offered Securities determined by dividing (A) the total number of Shares then owned by such Tag-Along Rightholder by (B) the sum of (x) the total number of Shares then owned by all such Tag-Along Rightholders with respect to which Tag-Along Rightholders are exercising their rights pursuant to this Section 3.1(f) and (y) the total number of Shares then owned by the Investor Selling Stockholder. The Investor Selling Stockholder and the Tag-Along Rightholder(s) exercising their rights pursuant to this Section 3.1(f) shall effect the sale of the Offered Securities and such Tag-Along Rightholder(s) shall sell the number of Offered Securities required to be sold by such Tag-Along Rightholder(s) pursuant to this Section 3.1(f)(i), and the number of Offered Securities to be sold to such Third Party Purchaser, the Company or any of its subsidiaries by the Investor Selling Stockholder shall be reduced accordingly.

                                    (ii)    The Investor Selling Stockholder
          shall give notice to each Tag-Along Rightholder of each proposed sale by it of Offered Securities which gives rise to the rights of the Tag-Along Rightholders set forth in this Section 3.1(f) at least ten
          (10) Business Days prior to the proposed consummation of such sale, setting forth the name of such Investor Selling Stockholder, the number of Offered Securities, the name and address of the proposed Third Party Purchaser, the Company or its subsidiaries, as applicable, the proposed amount and form of consideration and terms and conditions of payment offered by or to such Third Party Purchaser, the Company or its subsidiary, as applicable, the percentage of Shares that such Tag-Along Rightholder may sell to such Third Party Purchaser, the Company or its subsidiary, as applicable, (determined in accordance with Section 3.1(f)(i)), and a representation that such Third Party Purchaser, the Company or its subsidiary has been informed of the "tag-along" rights provided for in this Section 3.1(f) and has agreed to purchase Shares in accordance with the terms hereof. The tag-along rights provided by this Section 3.1(f) must be exercised by any Tag-Along Rightholder wishing to sell its Shares within ten (10) days following receipt of the notice required by the preceding sentence by delivery of a written notice to the Investor Selling Stockholder indicating such Tag-Along Rightholder's wish to exercise its rights and specifying the number of Shares (up to the maximum number of Shares owned by such Tag-Along Rightholder required to be purchased by such Third Party Purchaser) it wishes to sell, PROVIDED that any Tag-Along Rightholder may waive its rights under this Section 3.1(f) prior to the expiration of such 10-day period by giving written notice to the Investor Selling Stockholder, with a copy to the Company. The failure of a Tag-Along Rightholder to respond within such 10-day period shall be deemed to be a waiver of such Tag-Along Rightholder's rights under this Section 3.1(f). If a Third Party Purchaser, the Company or its subsidiary, as applicable, fails to purchase Shares from any Tag-Along Rightholder that has properly exercised its tag-along rights pursuant to this Section 3.1(f)(ii), then the Investor Selling Stockholder shall not be permitted to consummate the proposed sale of the Offered Securities, and any such attempted sale shall be null and void AB INITIO.

                           (g)      DRAG-ALONG RIGHTS.  For so long as Heartland
is entitled to the right to designate directors as set forth in Section 6.3, in the event that one or more of the Heartland Entities (the "DRAG-ALONG RIGHTHOLDERS") receive a bona fide offer from a Third Party Purchaser to purchase (including a purchase by merger) all of the Shares held by the Investor Stockholders or all or a substantial portion of the consolidated assets of the Company, the Drag-Along Rightholders may send written notice (the "DRAG-ALONG NOTICE") to the Company and the other Stockholders (the "DRAG-ALONG SELLERS") notifying them they will be required to sell all (but not less than all) of their Shares in such sale (or, in the case of a merger or asset sale, vote in favor of such sale). Upon receipt of a Drag-Along Notice, each Drag-Along Seller receiving such notice shall be obligated to (i) sell all of its Shares in the transaction (including a sale by merger or asset sale) contemplated by the Drag-Along Notice for the same consideration per share and otherwise on the same terms and conditions as the Drag-Along Rightholders (including payment of its pro rata share of all costs associated with such transaction); if, but only if, the Drag-Along Seller shall receive cash and/or other freely tradable consideration having a fair market value of at least $11 per Share, adjusted for stock splits, stock dividends, reclassifications and other recapitalizations and
(ii) otherwise take all necessary action in its capacity as a stockholder to cause the consummation of such transaction, including voting its Shares in favor of such transaction and not exercising any appraisal rights in connection therewith. The obligations of the Drag-Along Sellers in respect of a Transaction under this Section 3.1(g) are subject to the satisfaction of the following conditions: (i) upon the consummation of the Transaction, each Drag-Along Seller shall have the right to receive cash and/or other consideration having a fair market value of at least $11 per Share (adjusted for stock splits, stock dividends, reclassifications and recapitalizations) in the same form and amount per share of consideration paid to Drag-Along Rightholders in such transaction or any other transaction related thereto (such as a payment for consulting or management services or non-compete payments); (ii) if any Drag-Along Seller is given an option as to the form and amount of consideration to be received, each other Drag-Along Seller will be given the same option with respect to its applicable Pro Rata Share; and (iii) no Drag-Along Seller shall be obligated under the terms of any agreement respecting any transaction subject to this
Section 3.1(g) to indemnify any person in an amount greater than the proceeds to be received by such Drag-Along Seller in such transaction.

                           (h)      Notwithstanding anything to the contrary
contained in this Agreement, the following transfers will not be subject to the provisions of Section 2.4 or

Sections 3.1(a) through (e): a transfer of any Shares pursuant to Rule 144 or a transfer pursuant to a registration statement filed under the Securities Act.

                  3.2      INVOLUNTARY TRANSFERS.

                           (a)      RIGHTS OF FIRST OFFER UPON INVOLUNTARY
TRANSFER. If an Involuntary Transfer of any Shares (the "TRANSFERRED SHARES") owned by any Stockholder shall occur, then the Company and the Investor Stockholders (unless such Stockholder is the Stockholder transferring the Transferred Shares) (for the purpose of Section 3.2, each, a "IT RIGHTHOLDER" and collectively, the "IT RIGHTHOLDERS") shall have the same rights as specified in Sections 3.1(a), 3.1(b) and 3.1(c), respectively, with respect to such Transferred Shares as if the Involuntary Transfer had been a proposed voluntary transfer by a Selling Stockholder and shall be governed by Section 3.1 except that (i) the time periods shall run from the date of agreement as to the purchase price applicable to such Involuntary Transfer with written determination of Fair Value in accordance with Section 3.2(b), (ii) such rights shall be exercised by notice to the transferee of such Transferred Shares (the "INVOLUNTARY TRANSFEREE") rather than to the Stockholder who suffered or will suffer the Involuntary Transfer and (iii) the purchase price per Transferred Share shall be agreed upon by the Involuntary Transferee and the Company and/or the purchasing IT Rightholders purchasing a majority of the Transferred Shares, as the case may be; PROVIDED, HOWEVER, that if such parties fail to agree as to such purchase price, the purchase price shall be the Fair Value thereof as determined in accordance with Section 3.2(b).

                           (b)      FAIR VALUE.  If the parties fail to agree
upon the purchase price of the Transferred Shares in accordance with Section 3.2(a) hereof, then the Company or the IT Rightholders, as the case may be, shall purchase the Transferred Shares at a purchase price equal to the Fair Value thereof. The Fair Value of the Transferred Shares shall be determined by a nationally recognized investment banking firm or nationally recognized expert experienced in the valuation of corporations engaged in the business conducted by the Company. Within five (5) Business Days after the date the applicable parties determine that they cannot agree as to the purchase price, the Involuntary Transferee and the Board of Directors (in the case of a purchase by the Company), or the purchasing IT Rightholders purchasing a majority of the Transferred Shares being purchased by the purchasing IT Rightholders (if the Company is not purchasing any Transferred Shares), or the Board of Directors and such purchasing IT Rightholders jointly (in the case of a purchase by the Company and IT Rightholders), as the case may be, shall designate one such appraiser that is willing and able to conduct such determination. If either the Involuntary Transferee or the Board of Directors or the purchasing IT Rightholders or both, or all, as the case may be, fails to make such designation within such period, then any other party may apply to the American Arbitration Association or a court of appropriate jurisdiction for the appointment of such an appraiser. The appraiser shall conduct its determination as promptly as practicable, and the Fair Value of the Transferred Shares shall be determined by such appraiser. Such determination shall be final and binding on the Involuntary Transferee, the Company and the Rightholders. The Involuntary Transferee shall be responsible for one-half the fees and expenses of the appraiser designated by or on behalf of it, and the Company and/or the purchasing IT Rightholders in proportion to the ratio in which they are purchasing Transferred Shares shall be responsible for one-half of the fees and expenses of the appraiser. For purposes of this Section 3.2(b), the "FAIR VALUE" of the Transferred Shares means the fair market value of such Transferred Shares determined in accordance with this Section 3.2(b) based upon all considerations that the appraiser determine to be relevant.

                           (c)      CLOSING.  The closing of any purchase under
this Section 3.2 shall be held at the executive office of the Company at 11:00 a.m., local time, on the earlier to occur of (a) the fifth Business Day after the purchase price per Transferred Share shall have been agreed upon by the Involuntary Transferee and the Company or the purchasing IT Rightholders, as the case may be, in accordance with Section 3.2(a)(iii), or (b) the fifth Business Day after the determination of the Fair Value of the Transferred Shares in accordance with Section 3.2(b), or at such other time and place as the parties to the transaction may agree. At such closing, the Involuntary Transferee shall deliver certificates, if applicable, or other instruments or documents representing the Transferred Shares being purchased under this Section 3.2, duly endorsed with a signature guarantee for transfer and accompanied by all requisite transfer taxes, if any, and such Transferred Shares shall be free and clear of any Liens (other than those arising hereunder) arising through the action or inaction of the Involuntary Transferee and the Involuntary Transferee shall so represent and warrant, and further represent and warrant that it is the beneficial owner of such Transferred Shares. The Company or each Rightholder, as the case may be, purchasing such Transferred Shares shall deliver at closing payment in full in immediately available funds for such Transferred Shares. At such closing, all parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                           (d)      GENERAL.  In the event that the provisions
of this Section 3.2 shall be held to be unenforceable with respect to any particular Involuntary Transfer, the Company and the IT Rightholders shall have the rights specified in Sections 3.1(b) and 3.1(c), respectively, with respect to any transfer by an Involuntary Transferee of such Shares, and each IT Rightholder agrees that any Involuntary Transfer shall be subject to such rights, in which case the Involuntary Transferee shall be deemed to be the Selling Stockholder for purposes of Section 3.1 of this Agreement and shall be bound by the provisions of Section 3.1 and other related provisions of this Agreement.

                  3.3      CERTAIN TRANSACTIONS.

                           (a)      Without the consent of (1) Blackstone and
Wasserstein for so long as Sponsor directly or indirectly beneficially owns fifty (50%) percent or more of the outstanding shares of Common Stock of the Company and (2) the members of the Board of Directors of the Company that are disinterested with respect to the applicable matter and not designated for election by Heartland Industrial Partners, L.P. (the "DISINTERESTED MEMBERS"), for so long as Sponsor directly or indirectly owns 25% or more of the Shares (equitably adjusted for stock splits, stocks combinations and similar events) that it beneficially owns on the date hereof after giving effect to the transactions contemplated by the Stock Purchase Agreements, the Company and its subsidiaries will not enter into any transaction or series of related transactions with Sponsor or any of its Affiliates involving payments or other consideration in excess of $500,000; PROVIDED no such consent shall be required from Blackstone or Wasserstein for any transaction that has been approved by a majority of the directors of the Company who were not designated for election by Heartland Industrial Partners, L.P. The foregoing restrictions will not apply to: (i) the payments to Sponsor described in paragraph (b) below; (ii) from and after the first anniversary hereof, the payment to Sponsor of advisory fees in connection with acquisitions or divestiture by the Company or any of its subsidiaries in an amount not exceeding 1% of the enterprise value thereof and out-of-pocket expense reimbursement in connection therewith; (iii) reimbursement of out-of-pocket fees and expenses by Sponsor in connection with the Transactions;
(iv) transactions involving the sale, purchase or lease of goods or services in the ordinary course of business and on an arm's-length basis between or among the Company or any of its subsidiaries and portfolio companies of Sponsor in an amount involving not more than $1,250,000 in any transaction or series of related transactions; (v) transactions between or among the Company or any of its subsidiaries; (vi) issuances of securities in any rights offering made to all stockholders of the Company; (vii) issuances of up to an aggregate of $25 million in value of Common Stock at fair market value in compliance with Section 3.3(d) if applicable; (viii) issuances of securities under the circumstances contemplated by clauses (i), (ii)(x) and (iv) of Section 3.3(d); (ix) the Company's entering into a Monitoring Fee Arrangement pursuant to which Heartland will receive an annual monitoring fee of $4 million from the Company, payable quarterly in advance; and (x) the Company's paying Heartland a transaction fee not to exceed $12.0 million upon the closing of the Transaction. Heartland shall not cause or permit the Company to take any action in contravention of Section 3.3(a)

                           (b)      [Intentionally omitted]

                           (c)      Without the prior written consent of
Blackstone and Wasserstein, the Investors shall not cause or permit the Company to effect any transaction:

                                    (i)     which is a "Rule 13e-3 transaction,"
          as defined in Rule 13e-3(a)(3) of the Exchange Act as in effect on the date hereof, unless such transaction is a transaction in which the Major Stockholders and the Investor Stockholders are entitled to receive the same form and amount per Share of consideration in such transaction or any other transaction related thereto (such as a payment for consulting or management services or non-compete payments but disregarding the effect of the Profit Participation Agreement); or

                                    (ii)    which requires or permits any holder
          of Common Stock to exchange or sell any of such shares for an amount in cash and/or other consideration having a fair market value of less than $5.00 per share (as adjusted for stock splits, stock dividends, reclassifications and recapitalizations), except that this Section 3.3(c)(ii) shall not restrict the Company from engaging in open market purchase programs consistent with past practice; or

                                    (iii)   which causes the company to cease
          being required to file periodic reports under Section 13(a) of the Exchange Act, except as otherwise permitted by Section 3.3(c)(i).

                           (d)      Except for (i) a subdivision of the
outstanding shares of Common Stock into a larger number of shares of Common Stock, including by way of stock split or stock dividend, (ii) capital stock issued upon exercise, conversion or exchange of any Common Stock Equivalent either (x) previously issued or (y) issued in accordance with the terms of this
Section 3.3(d) or pursuant to the Stock Purchase Agreements, (iii) pursuant to an effective registration statement filed under the Securities Act of 1933 , or
(iv) issuance of capital stock to all holders of Common Stock on a pro rata basis (each, an "EXEMPT ISSUANCE"), Sponsor shall not acquire from the Company or any of its subsidiaries any capital stock or any other securities convertible into or exchangeable for capital stock of the Company or its subsidiaries (collectively, "NEW SECURITIES") unless Sponsor shall offer each of the Investor Stockholders and the Major Stockholders (each, a "STOCK ISSUANCE RIGHTHOLDER" and collectively, the "STOCK ISSUANCE RIGHTHOLDERS") an opportunity to participate therein on a pro rata basis in the manner set forth in this Section 3.3(d) by sending a written notice (the "NEW ISSUANCE NOTICE") to the Stock Issuance Rightholders, which New Issuance Notice shall state (x) the number of New Securities proposed to be issued and (y) the proposed purchase price per security of the New Securities (the "PROPOSED PRICE"). Upon delivery of the New Issuance Notice, such offer shall be irrevocable unless and until the rights provided for in this Section 3.3(d) shall have been waived or shall have expired. For a period of twenty (20) days after the giving of the New Issuance Notice, each of the Stock Issuance Rightholders shall have the right to purchase its Proportionate Percentage (as hereinafter defined) of the New Securities, at a purchase price equal to the Proposed Price and upon the same terms and conditions set forth in the New Issuance Notice. Each such Stock Issuance Rightholder shall have the right to purchase that percentage of the New Securities determined pro rata based on the number of Shares then owned by the Investor Stockholders and the Major Stockholders that were acquired in purchases directly from the Company or any subsidiary of the Company, whether pursuant to the Stock Purchase Agreements or in issuances made in compliance with this
Section 3.3(d) or otherwise, as applicable. The right of each Stock Issuance Rightholder to purchase the New Securities shall be exercisable by delivering written notice of the exercise thereof prior to the expiration of the 20-day period referred to above to the Sponsor, which notice shall state the amount of New Securities that such Stock Issuance Rightholder elects to purchase pursuant to this Section 3.3(d). The failure of a Stock Issuance Rightholder to respond within such 20-day period shall be deemed to be a waiver of such Stock Issuance Rightholder's rights under this Section 3.3(d), PROVIDED that each Stock Issuance Rightholder may waive its rights under Section 3.3(d) prior to the expiration of such 20-day period by giving written notice to the Company. Where reasonably possible, the Sponsor shall give the New Issuance Notice at least 20 days prior to the issuance of capital stock to the Sponsor, but in any event, such notice shall be given not later than five (5) days following any such issuance.

                           (e)      Notwithstanding anything to the contrary in
this Agreement, each of Blackstone (together with its Permitted Transferees and Partner

Transferees) and Wasserstein (together with its Permitted Transferees and Partner Transferees) shall cease having the rights granted under Section 3.3 if Blackstone or Wasserstein, as applicable, together with its Permitted Transferees and Partner Transferees, no longer holds at least 25% of the Shares (equitably adjusted for stock splits, stock combinations and similar events) held by Blackstone or Wasserstein, as applicable, on the date hereof after giving effect to the transactions effected pursuant to the Original Stockholders Stock Purchase Agreement.

                  3.4 PROHIBITION ON ENCUMBRANCE. No Stockholder shall pledge, hypothecate, grant a security interest in or subject to a Lien any of the shares of Common Stock held by it; PROVIDED, HOWEVER, that a Stockholder may pledge, hypothecate, grant a security interest in or subject to a Lien such shares to a lender if such lender agrees in writing to be bound by the terms of this Agreement (and acknowledges that it shall not receive any of the rights granted to Stockholders under this Agreement) and such lender is not granted any voting rights with respect to Common Stock prior to foreclosure.

                                   ARTICLE IV

                            [Intentionally Omitted.]


                                    ARTICLE V

                AFTER-ACQUIRED SECURITIES; AGREEMENT TO BE BOUND.
                ------------------------------------------------

                  5.1 AFTER-ACQUIRED SECURITIES. Except as otherwise provided herein, all of the provisions of this Agreement shall apply to all of the Shares and Common Stock Equivalents now owned or which may be issued or transferred hereafter to a Stockholder in consequence of any additional issuance, purchase, exchange or reclassification of any of such Shares or Common Stock Equivalents, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a Stockholder in any other manner.

                  5.2 BENEFICIAL OWNERSHIP. In making calculations under this Agreement, no Shares or Common Stock Equivalents owned by any Stockholder shall be deemed to be beneficially owned by any other Stockholder solely because of this Agreement and the transactions contemplated hereby.

                                   ARTICLE VI

                              CORPORATE GOVERNANCE.
                              --------------------

                  6.1 GENERAL. Blackstone and Wasserstein agree to vote their Shares to approve the Company's proposals, to be considered at the Special Meeting of Stockholders to be held on March 6, 2001, or at any adjournment thereof, (x) to approve the issuance of 16,510,000 shares of Common Stock and
(y) to approve certain amendments to the Charter Documents. From and after the execution of this Agreement, each Stockholder shall vote its Shares at any regular or special meeting of stockholders of the Company (a "STOCKHOLDERS MEETING") or in any written consent executed in lieu of such a meeting of stockholders (a "WRITTEN CONSENT"), and shall take all other actions necessary, to give effect to the provisions of this Agreement (including, without limitation, Section 6.3 hereof) and to ensure that the Charter Documents do not, at any time hereafter, conflict in any respect with the provisions of this Agreement. In addition, each Stockholder shall vote his, her or its Shares at any Stockholders Meeting or act by Written Consent with respect to such Shares, upon any matter submitted for action by the Company's stockholders or with respect to which such Stockholder may vote or act by Written Consent, in conformity with the specific terms and provisions of this Agreement and the Charter Documents.

                  6.2 STOCKHOLDER ACTIONS. In order to effectuate the provisions of this Section 6, each Stockholder (a) hereby agrees that when any action or vote is required to be taken by such Stockholder pursuant to this Agreement, such Stockholder shall use his, her or its reasonable best efforts to call, or cause the appropriate officers and directors of the Company to call, a Stockholders Meeting, or to execute or cause to be executed a Written Consent to effectuate such stockholder action, (b) shall use his, her or its reasonable best efforts to cause the Board of Directors to adopt, either at a meeting of the Board of Directors or by unanimous written consent of the Board of Directors, all the resolutions necessary to effectuate the provisions of this Agreement, and (c) shall use his, her or its reasonable best efforts to cause the Board of Directors to cause the Secretary of the Company, or if there be no secretary, such other officer of the Company as the Board of Directors may appoint to fulfill the duties of Secretary, not to record any vote or consent contrary to the terms of this Section 6.

                  6.3      ELECTION OF DIRECTORS; NUMBER AND COMPOSITION.

                           (a)      Each Stockholder shall vote its Shares at
any Stockholders Meeting, or act by Written Consent with respect to such Shares, and take all other actions necessary to ensure that the number of directors constituting the entire Board of Directors shall be nine (9) prior to conversion of the Convertible Preferred Stock and thirteen after such conversion. Each Stockholder shall vote its Shares at any Stockholders Meeting called for the purpose of filling the positions on the Board of Directors, or in any Written Consent executed for such purpose, and take all other actions necessary to ensure the election to the Board of Directors of the following: four (4) individuals prior to conversion of the Convertible Preferred Stock and seven (7) individuals after such conversion designated by Heartland Industrial Partners, L.P. (collectively, the "INVESTOR DIRECTORS" and each an "INVESTOR DIRECTOR"), so long as in each case the Heartland Entities continue to hold at least 25% of the Shares (subject to equitable adjustments for stock splits, stock combinations and similar events) which the Heartland Entities hold on the date hereof after giving effect to the transactions contemplated by the Stock Purchase Agreements; one (1) individual designated by Blackstone (the "BLACKSTONE DIRECTOR") as long as Blackstone and its direct or indirect Permitted Transferees continue to hold at least 25% of the Shares (subject to equitable adjustments for stock splits, stock combinations and similar events) which Blackstone holds on the date hereof after the transactions effected pursuant to the Stock Purchase Agreements; one (1) individual designated by Wasserstein (the "WASSERSTEIN DIRECTOR") as long as Wasserstein and its direct or indirect Permitted Transferees continue to hold at least 25% of the Shares (subject to equitable adjustments for stock splits, stock combinations and similar events) which Wasserstein holds on the date hereof after the transactions effected pursuant to the Stock Purchase Agreements; two outside directors prior to conversion of the Convertible Preferred Stock and three outside directors within 60 days of the dates hereof but in any event after such conversion, in each case that satisfy the independent director requirements of any securities exchange upon which the Common Stock is then listed as in effect from time to time; and the person from time to time serving as the Company's chief executive officer.

                           (b)      Each of Blackstone and Wasserstein agrees
that if the Charter Amendment Effective Date (as defined in the Company Stock Purchase Agreement) has not occurred on or prior to the date that is 45 days after the date of this Agreement, it shall cause one of the two members of the Board of Directors designated by them (the "B/W DIRECTOR") to resign and shall thereafter at all times prior to the Charter Amendment Effective Date vote its Shares at any Stockholders Meeting called for the purpose of filling the positions on the Board of Directors, or in any Written Consent executed for such purpose, and take all other actions necessary to ensure the election to the Board of Directors of five (5) individuals designated by Heartland Industrial Partners, L.P. After the Charter Amendment Effective Date, Blackstone and Wasserstein's rights under Section 6.3(a) shall be fully restored. At such time as this clause (b) shall be in effect Blackstone and Wasserstein shall have the right to designate one Observer to the board who shall have the rights, and be subject to the restrictions, set forth in Section 6.7.

                  6.4      REMOVAL AND REPLACEMENT OF DIRECTOR.

                           (a)      REMOVAL OF DIRECTORS.  If at any time the
Investor Stockholders, Blackstone or Wasserstein notifies the other Stockholders of their or its wish to remove at any time and for any reason (or no reason) a director designated by them or it, then each Stockholder shall vote, or execute a Written Consent for, all of its Shares so as to remove such director.

                           (b)      REPLACEMENT OF DIRECTORS.
                                    ------------------------

                                    (i)     If at any time, a vacancy is created
          on the Board of Directors by reason of the incapacity, death, removal or resignation of any of the director designated pursuant to Section
          6.3 hereof, then the Stockholder(s) who designated such director shall designate an individual who shall be elected to fill the vacancy until the next Stockholders Meeting.

                                    (ii)    Upon receipt of notice of the
          designation of a nominee pursuant to Section 6.4(b)(i), each Stockholder shall, as soon as practicable after the date of such notice, take all reasonable actions, including the voting of its Shares or executing a Written Consent, to elect the director so designated to fill the vacancy.

                  6.5 REIMBURSEMENT OF EXPENSES; D&O INSURANCE. The Company shall reimburse the Investor Stockholders, Blackstone and Wasserstein or their respective designees, for all reasonable travel and accommodation expenses incurred by the Investor Directors, the Blackstone Director and the Wasserstein Director in connection with attendance at meetings of the Board of Directors and committees thereof upon presentation of appropriate documentation therefor. The Company shall, and each Stockholder shall use reasonable commercial efforts to cause the Board of Directors to cause the Company to, maintain a directors' liability insurance policy that is reasonably acceptable to the Investor Directors, the Blackstone Director and the Wasserstein Director.

                  6.6 QUORUM. A quorum of the Board of Directors shall consist of six (6) directors. All actions of the Board shall require approval by a majority of the Board of Directors present at a meeting of the Board of Directors at which a quorum is present.

                  6.7 OBSERVER RIGHTS. In the case of a Qualified Investor, for so long as such Qualified Investor retains a number of shares of Common Stock equal to at least a majority of the shares of Common Stock owned by such Person immediately following the date hereof (subject to equitable adjustments for stock splits, stock combinations and similar events), such Person will have right to send one Representative on its behalf (the "OBSERVER") to attend all meetings of the Board of Directors, including all committees thereof (other than meetings at which confidential matters related to the Qualified Investor or its Observer are discussed and other than confidential audit and compensation committee meetings), solely in a non-voting observer capacity. The Company will furnish to the Observer copies of all notices, minutes, consents and other materials that it generally makes available to its directors. The Observer may participate in discussions of matters under consideration by the Board of Directors and any matters brought before any committee thereof but will not be entitled to vote on any matter presented to the Board of Directors. Any Qualified Investor will have the right to remove and replace its Observer in its sole discretion and to designate a substitute representative if its Observer is unable or unwilling to attend any of the Board's meetings, including any committees thereof. In no event shall there be at any time more than three Observers (in addition to any Observer under Section 6.3(b) without the approval of a majority of the directors not designated by Heartland Industrial Partners, L.P. Notwithstanding the foregoing, if the Company is advised by counsel that the rules of the Securities and Exchange Commission or other applicable securities laws require that the Observer and/or the Qualified Investor appointing the same be subject to a confidentiality agreement, then such Observer and/or the Qualified Investor shall enter into such reasonable form of confidentiality agreement that the Company shall request.

                                   ARTICLE VII

                                   COVENANTS.

                  7.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver to each Investor Stockholder, Blackstone and Wasserstein such financial statements (including monthly financial statements), reports and information as may be reasonably requested by any of the Investor Stockholders, Blackstone or Wasserstein including a copy of any filings by the Company with the Commission.

                  7.2 INSPECTION. The Company shall permit representatives of the Investor Stockholders, Blackstone and Wasserstein to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested upon reasonable advance notice to the Company. No Stockholder beneficially owning less than 5% of the outstanding Common Stock shall be entitled to any of the rights under this Section 7.2.

                                  ARTICLE VIII

                            STOCK CERTIFICATE LEGEND

                  8.1 A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Shares now held or hereafter acquired by any Stockholder shall for as long as this Agreement is effective (until a transfer pursuant to Rule 144 or an effective registration statement filed under the Securities Act) bear legends substantially in the following forms:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                  THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED FEBRUARY 23, 2001, AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS

                  BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

                  9.1 NOTICES. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by telecopier, courier service, or personal delivery:

                             (a)  Collins & Aikman Corporation
                                  5755 New King Court
                                  Troy, Michigan  48098
                                  Fax:   (248) 824-1512
                                  Attn:  Thomas E. Evans, CEO
                                  Fax:   (248) 824-1882
                                  Attn:  Ronald T. Lindsay, General Counsel

                             with copies to:

                                  Morris, Nichols, Arsht & Tunnell
                                  1201 N. Market Street
                                  18th Floor
                                  Wilmington, Delaware  19899-1347
                                  Fax:   (302) 658-3989
                                  Attn:  Martin P. Tully

                                  Hughes Hubbard & Reed LLP
                                  One Battery Park Plaza
                                  New York, New York  10004
                                  Fax:   (212) 422-4726
                                  Attn:  Thomas G. Schueller

                             (b)  if to the New Investor:

                                  Heartland Industrial Partners, L.P.
                                  55 Railroad Avenue
                                  First Floor
                                  Greenwich, Connecticut  06830
                                  Telecopy:  (203) 861-2722
                                  Attention: David A. Stockman
                                  with a copy to:

                                  Cahill Gordon & Reindel
                                  80 Pine Street
                                  17th Floor
                                  New York, New York  10005
                                  Telecopy:   (212) 269-5420
                                  Attention:  W. Leslie Duffy, Esq.
                                              Jonathan A. Schaffzin, Esq.

                              (c)  if to Sellers:

                                   Blackstone Capital Partners L.P.
                                   345 Park Avenue
                                   31st Floor
                                   New York, New York  10019
                                   Telecopy:   (212) 583-5258
                                   Attention:  Neil Simpkins

                                   with a copy to:

                                   Simpson Thacher & Bartlett
                                   425 Lexington Avenue
                                   New York, New York  10017
                                   Telecopy:   (212) 455-2502
                                   Attention:  Alan Schwartz, Esq.

                                   and

                                   Wasserstein, Perella Management Partners
                                   1301 Avenue of the Americas
                                   44th Floor
                                   New York, New York  10019
                                   Telecopy:   (212) 702-5635
                                   Attention:  Stephen O'Connell

                                   with a copy to:

                                   Paul, Weiss, Rifkind, Wharton & Garrison
                                   1285 Avenue of the Americas
                                   New York, New York 10019-6064
                                   Telecopy:   (212) 757-3990
                                   Attention:  Carl L. Reisner, Esq.

                              (d) if to any other Stockholder, at its address as it appears on the record books of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 9.1 designate another address or Person for receipt of notices hereunder.

                  9.2 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon successors and permitted assigns of the parties hereto. This Agreement is not assignable except in connection with a transfer of Shares in accordance with this Agreement. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

                  9.3      AMENDMENT AND WAIVER.

                           (a)      No failure or delay on the part of any party
hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                           (b)      Any amendment, supplement or modification of
or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by (i) the Company, and (ii) each Stockholder who is adversely affected by such amendment, supplement, modification, waiver, consent or departure. Any such amendment, supplement, modification, waiver or consent shall be binding upon the Company and all of the Stockholders.

                  9.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  9.5 SPECIFIC PERFORMANCE. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

                  9.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  9.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF

THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                  9.8 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall materially impair the benefits of the remaining provisions hereof.

                  9.9 RULES OF CONSTRUCTION. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

                  9.10 ENTIRE AGREEMENT. This Agreement, together with the exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, supersede all prior agreements and understandings among the parties with respect to such subject matter.

                  9.11 FURTHER ASSURANCES. Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this agreement.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed this Agreement on the date first written above.

                                      COLLINS & AIKMAN CORPORATION


                                      By: /s/ Ronald T. Lindsay
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      BLACKSTONE CAPITAL PARTNERS L.P.
                                      By: Blackstone Management Associates L.P.,
                                          its  general partner

                                      By: /s/ Neil P. Simpkins
                                         ---------------------------------------
                                         Name:  Neil P. Simpkins
                                         Title: Authorized Signatory


                                      BLACKSTONE ADVISORY DIRECTORS
                                        PARTNERSHIP L.P.
                                      By: Blackstone Management Associates L.P.,
                                          its general partner

                                      By: /s/ Neil P. Simpkins
                                         ---------------------------------------
                                         Name:  Neil P. Simpkins
                                         Title: Authorized Signatory


                                       BLACKSTONE FAMILY INVESTMENT
                                         PARTNERSHIP I L.P.
                                       By: Blackstone Management Associates I
                                           L.L.C., its general partner

                                       By: /s/ Neil P. Simpkins
                                          --------------------------------------
                                          Name:  Neil P. Simpkins
                                          Title: Authorized Signatory


                        New Master Shareholder Agreement

                                          BLACKSTONE CAPITAL COMPANY II L.L.C.


                                          By: /s/ Neil P. Simpkins
                                             -----------------------------------
                                             Name:  Neil P. Simpkins
                                             Title: Authorized Signatory



                                          WASSERSTEIN/C&A HOLDINGS, L.L.C.


                                          By: /s/ Stephen V. O'Connell
                                             -----------------------------------
                                             Name:  Stephen V. O'Connell
                                             Title: President


                        New Master Shareholder Agreement

                                          HEARTLAND INDUSTRIAL PARTNERS, L.P.
                                          By: Heartland Industrial Associates,
                                              L.L.C. its general partner


                                           By: /s/ Daniel P. Tredwell
                                              ----------------------------------
                                              Name:
                                              Title:


                                           HEARTLAND INDUSTRIAL PARTNERS (FF),
                                             L.P.
                                           By: Heartland Industrial Associates,
                                               L.L.C. its general partner


                                           By: /s/ Daniel P. Tredwell
                                              ----------------------------------
                                              Name:
                                              Title:


                                           HEARTLAND INDUSTRIAL PARTNERS (E1),
                                             L.P.
                                           By: Heartland Industrial Associates,
                                               L.L.C. its general partner


                                           By: /s/ Daniel P. Tredwell
                                              ----------------------------------
                                              Name:
                                              Title:


                        New Master Shareholder Agreement

                                           HEARTLAND INDUSTRIAL PARTNERS (K1),
                                             L.P.
                                           By: Heartland Industrial Associates,
                                               L.L.C. its general partner


                                           By: /s/ Daniel P. Tredwell
                                              ----------------------------------
                                              Name:
                                              Title:


                                           HEARTLAND INDUSTRIAL PARTNERS (C1),
                                             L.P.
                                           By: Heartland Industrial Associates,
                                               L.L.C. its general partner


                                           By: /s/ Daniel P. Tredwell
                                              ----------------------------------
                                              Name:
                                              Title:


                        New Master Shareholder Agreement

                           The undersigned hereby execute this Agreement on the
date first written above for purposes of Section 1.2 only.


                                           COLLINS & AIKMAN PRODUCTS CO.


                                           By: /s/ Ronald T. Lindsay
                                              ----------------------------------
                                              Name:
                                              Title:


                                           WASSERSTEIN PERELLA PARTNERS, L.P.
                                           By:  Wasserstein Management Partners,
                                                LP, its general partner


                                           By: /s/ Robert Mersten
                                              ----------------------------------
                                              Name:
                                              Title:



                        New Master Shareholder Agreement

                                                                       EXHIBIT A

                          ACKNOWLEDGMENT AND AGREEMENT

                  The undersigned wishes to receive from [NAME] ("Transferor") certain shares or certain options, warrants or other rights to purchase [NUMBER] shares, par value $[NUMBER] per share, of Common Stock (the "Shares") of Collins & Aikman Corporation, a Delaware corporation (the "Company");

                  The Shares are subject to the Stockholders Agreement, dated __________ [ ], 2001 (the "Agreement"), among the Company and the other parties listed on the signature pages thereto;

                  The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms;

                  Pursuant to the terms of the Agreement, the Transferor is prohibited from transferring such Shares and the Company is prohibited from registering the transfer of the Shares unless and until a transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby; and

                  The undersigned wishes to receive such Shares and have the Company register the transfer of such Shares.

                  In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to transfer such Shares to the undersigned and the Company to register such transfer, the undersigned does hereby acknowledge and agree that (i) he[/she] has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to the terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as [an " Investor"] [a "Major Stockholder"] (as therein defined).

                  This ________ day of ________, 20__.

                                                                      SCHEDULE I

                                    INVESTORS


Heartland Industrial Partners (FF), L.P.

Heartland Industrial Partners (E1), L.P.

Heartland Industrial Partners (K1), L.P.

Heartland Industrial Partners (C1), L.P.